UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 10, 2014

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29606
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 12, 2014, Southern First Bancshares, Inc. (the “Company”) completed the sale of 1,380,000 shares of its common stock, par value $0.01 per share, at a public offering price of $14.40 per share, including 180,000 shares which were sold to the underwriter, Sandler O’Neill + Partners, L.P., pursuant to an option to purchase additional shares to cover any over-allotments. The option to purchase additional shares was exercised in full by the underwriter on November 10, 2014.

The net proceeds from the offering, including the shares issued pursuant to the option exercise, totaled approximately $18.4 million, after deducting the underwriting discount as well as estimated offering expenses payable by the Company.

ITEM 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit

Number

Description

 5.1

Opinion of Nelson Mullins Riley & Scarborough LLP.

 23.1

Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

By: /s/ R. Arthur Seaver, Jr. Name: R. Arthur Seaver, Jr. Title: Chief Executive Officer

November 12, 2014